As filed with the Securities and Exchange Commission on November 18, 1997 Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               LUNAR CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


                                   Wisconsin
                                (State or Other
                                Jurisdiction of
                                Incorporation or
                                 Organization)

                                  39-1200501
                               (I.R.S. Employer
                            Identification Number)


                           313 West Beltline Highway
                           Madison, Wisconsin  53713
                           Telephone: (608) 274-2663

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

                         Richard B. Mazess, President
                               Lunar Corporation
                          313 West Beltline Highway
                           Madison, Wisconsin  53713
                           Telephone: (608) 274-2663


              (Name, Address, Including Zip Code, and Telephone
             Number, Including Area Code, of Agent For Service)


                                  Copy to:


                                Jim L. Kaput
                               Sidley & Austin
                          One First National Plaza
                          Chicago, Illinois  60603


     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

Title of Shares     Amount      Proposed     Proposed     Amount of
    To Be           To Be       Maximum      Maximum    Registration
  Registered      Registered    Aggregate    Aggregate       Fee
                                 Price       Offering
                                Per Unit     Price (1)
----------------------------------------------------------------------
  Common          250,000(1)    $21.75(2)   4,990,140(2)  $1,512.16
Stock, par
value $.01
per share
----------------------------------------------------------------------

(1) Also registered hereby are such additional and indeterminate number of shares as may become issuable because of the provisions of the Lunar Corporation Amended and Restated Stock Option Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the Registration Fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the exercise price for shares subject to outstanding options and the average of the high and low sale prices of Common Stock of the Registrant on The Nasdaq Stock Market on November 13, 1997 for all other shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1997

PROSPECTUS

250,000 Shares

LUNAR

Common Stock
__________________


   This Prospectus relates to up to 250,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Lunar Corporation, a Wisconsin corporation (the "Company" or "Lunar"), which may be offered and sold to permitted transferees of participants ("Participants") in the Lunar Corporation Amended and Restated Stock Option Plan (the "Plan"), pursuant to nonqualified stock options ("Stock Options") granted to such Participants under the Plan. Upon the approval of the committee responsible for administration of the Plan (the "Committee"), some or all of a Participant's Stock Option may be transferred by such Participant pursuant to a domestic relations order. Each transfer must be made in accordance with the grant documents specifying the terms and conditions for transferring such Stock Option. This Prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Option to the beneficiaries of such permitted transferees, or the executors or administrators of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  As of the date of this Prospectus, all Stock Options granted under the Plan have had an exercise price equal to 100% of the fair market value of a share of
Common Stock on the date of grant.   Upon transfer, a Stock Option continues to
be governed by and subject to the terms and limitations of the Plan and the relevant grant, including provisions relating to exercise price.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


The date of this Prospectus is ____________, 1997

TABLE OF CONTENTS

                                                                           Page

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . .      2
Description of the Plan and the Stock Options. . . . . . . . . . . . . .      4
Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . .      6
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . .      7
Incorporation of Certain Documents By Reference. . . . . . . . . . . . .      7


                                 THE COMPANY

            Lunar develops and sells x-ray and ultrasound bone densitometers for the diagnosis and monitoring of osteoporosis and other metabolic bone diseases. Lunar also develops and sells medical imaging equipment used by orthopedists
and radiologists for imaging extremities.   Lunar is a Wisconsin corporation,
its principal executive offices are located at 313 West Beltline Highway, Madison, Wisconsin 53713 and its telephone number is (608) 274-2663.

                               USE OF PROCEEDS

            The Company intends to use the net proceeds from the sale of the Common Stock for general corporate purposes.

                         DESCRIPTION OF CAPITAL STOCK

            The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.01 per share. At September 30, 1997, 8,737,535 shares of Common Stock were outstanding and stock options to purchase 1,059,945 shares of Common Stock were outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Articles of Incorporation and the By-Laws of the Company and to the Wisconsin Business Corporation Law (the "WBCL").

COMMON STOCK

            Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription or redemption rights. All outstanding shares of Common Stock are, and those offered hereby will be, validly issued, fully paid and nonassessable, except for certain statutory liabilities which may be imposed by
Section 180.0622 of the WBCL for unpaid employee wages. Section 180.0622 of the WBCL provides that shares held by shareholders of corporations incorporated in Wisconsin may be assessed up to their par value to satisfy obligations to employees for services rendered, but not exceeding six months' service in the case of any individual employee. The par value of the Company's Common Stock is $.01 per share. Holders of Common Stock are entitled to suchdividends as may be declared by the Board of Directors out of funds legally available therefor.
Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to shareholders are distributable ratably among the holders of Common Stock at that time outstanding subject to prior distribution rights of creditors of the Company.

CERTAIN ARTICLES OF INCORPORATION AND BY-LAWS PROVISIONS

            Certain provisions of the Articles of Incorporation and the By-Laws could have anti-takeover effects and may delay, defer or prevent a takeover attempt that a shareholder might consider in the shareholder's best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of and in the policies formulated by the Board of Directors. In addition, these provisions are also intended to ensure that the Board of Directors will have sufficient time to act in what the Board of Directors believes to be the best interests of the Company and its shareholders.

            Classified Board of Directors. The Articles of Incorporation provide for a Board of Directors divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board of Directors in a short period of time. The Board currently has six directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors.

            Number of Directors; Filling Vacancies; Removal. The Articles of Incorporation and the By-Laws provide that the Board of Directors will consist of at least six and no more than twelve members as determined by the Board. The By-Laws provide that the Board of Directors, acting by majority vote of the directors then in office, may fill any newly created directorships or vacancies on the Board of Directors except for a vacancy resulting from the removal by shareholders of a director, in which case the shareholders may fill such vacancy by the affirmative vote of eighty percent (80%) of the outstanding shares entitled to vote thereon. The Articles of Incorporation and the By-Laws provide that a director may be removed only upon the affirmative vote of eighty percent (80%) of the outstanding shares entitled to vote for the election of such directors.

CERTAIN WISCONSIN BUSINESS CORPORATION LAW PROVISIONS

            Restrictions on Business Combinations. Section 180.1141 of the WBCL provides that a "resident domestic corporation", such as the Company, may not engage in a "business combination" with an "interested stockholder" (a person beneficially owning 10% of the voting power of the outstanding voting stock), for three years after the date (the "stock acquisition date") the interested stockholder acquired its 10% or greater interest, unless the business combination (or acquisition of 10% or greater interest) was approved before the stock acquisition date by the corporation's board of directors. After the 3-year period, a business combination that was not so approved can be consummated only if it is approved by the majority of the outstanding voting shares not held by the interested stockholder or is made at a specified formula price intended to provide a fair price for the shares held by noninterested stockholders.

            Control Share Voting Restrictions. Section 180.1150 of the WBCL provides that, absent a contrary provision in the Articles of Incorporation, the voting power of shares (including shares issuable upon conversion of convertible securities or upon exercise of options or warrants) of an "issuing public corporation" (generally defined as a Wisconsin corporation with at least 100 shareholders of record who are Wisconsin residents) held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of such excess shares unless, at a special meeting of shareholders called in accordance with certain procedures, the shareholders of such corporation approve a resolution restoring full voting power to such shares. The requisite vote for approval of such resolution is the affirmative vote of a majority of the voting power represented at the meeting and entitled to vote on the subject matter. Shares of an issuing public corporation held or acquired from the issuing public corporation or acquired under an agreement entered into at a time when the issuing public corporation was not an issuing public corporation are excluded from the application of these provisions. Such provisions would not apply to the shares held by Dr. Richard Mazess, founder of the Company.

            Limited Liability of Directors. Under Section 180.0828 of the WBCL, directors of a corporation are not subject to personal liability to the corporation, its shareholders, or any person asserting rights on behalf thereof for damages, settlements, fees, fines, penalties or other monetary liabilities arising from breaches or failures to perform any duty resulting solely from their status as a directors, unless the person asserting liability proves that the breach or failure constituted: (I) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director had a material conflict of interest, (ii) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful,
(iii) a transaction from which the director derived an improper personal profit, or (iv) willful misconduct. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under the Company's By-Laws and the WBCL, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person's duties to the Company and such breach or failure constituted: (I) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest,
(ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (iii) a transaction from which the director or officer derived an improper personal profit, or (iv) willful misconduct. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of an individual who is a director or officer of the Company against liability asserted against or incurred by such individual in his or her capacity as a director or officer regardless of whether the Company is required or authorized to indemnify or allow expenses to the individual against the same liability under the By-Laws.

                DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS

THE PLAN

            The purpose of the Plan is to provide incentives to officers, key employees and consultants of the Company and its subsidiaries and members of the Board of Directors to contribute to the success and prosperity of the Company by granting Stock Options to such persons. The maximum number of shares of Common Stock available under the Plan is 1,500,000. At the 1997 Annual Meeting of Shareholders to be held on November 21, 1997, the Shareholders will vote on a proposal to increase the number of shares available under the Plan by 500,000 shares.

            The Committee administers the Plan and has the authority, subject to the terms of the Plan, to establish eligibility guidelines, select officers, key employees, consultants, and non-employee directors for participation in the Plan and determine the number of shares of Common Stock subject to a Stock Option granted thereunder, the exercise price of such shares of Common Stock, the time and conditions of vesting or exercise, and all other terms and conditions of the Stock Option.

             Only nonqualified stock options may be granted under the Plan. The option price per share of Common Stock purchasable upon exercise of a Stock Option is 100% of the fair market value of a share of Common Stock on the date of grant of such Stock Option. The Committee determines the period of exercise of a Stock Option and whether a Stock Option will be exercisable in cumulative or non-cumulative installments or in full at any time.

THE STOCK OPTIONS

            At the time of grant, the Committee establishes the exercise price, the expiration date and the times and installments in which the Stock Options may be exercised. As of the date of this Prospectus, all Stock Options granted under the Plan have had expiration dates ten years from the date of grant with an exercise price equal to 100% of the fair market value of a share of Common
Stock on the date of grant.   Such grants generally have provided that the
Stock Options become exercisable in equal annual installments over the three-year or five-year period following the date of grant. If any change shall occur in or affect shares of Common Stock or Stock Options on account of a merger, reorganization, stock dividend, stock split or similar changes, the Committee shall make adjustments in, among other things, (I) the number of shares exercisable under each Stock Option and (ii) the exercise price or the unexercised portion of each Stock Option.

TRANSFERABILITY

            The Plan provides that Stock Options are generally not transferable by a Participant except by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, under certain circumstances, the Committee may consent to the transfer or transferability of any particular Stock Option in the manner approved by the Committee. The Committee has determined to allow the transfer of certain Stock Options pursuant to a domestic relations order. Any such permitted transferee of a Participant's Stock Options shall be referred to herein as a "Stock Option Transferee" and such Participant shall be referred to herein as a "Participant Transferor."

            This Prospectus relates to up to 250,000 shares of Common Stock of the Company which may be offered and sold to Stock Option Transferees pursuant to Stock Options that may be transferred as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of such Stock Option Transferees or the executors or administrators of their estates, or other persons duly authorized by law to administer the estate or assets of such
persons.   Upon transfer to a Stock Option Transferee, a Stock Option is governed by and subject to the terms and limitations of the Plan and the relevant grant, as such grant may be amended by the Committee in consenting to a transfer of the Stock Option, and, subject to any such amendment, the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and conditions of the original grant to the Participant Transferor, as amended, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees may contact the Corporate Secretary at the Company's principal executive offices. Once a Stock Option has been transferred to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except with the consent of the Committee or by will or the laws of descent and distribution.

EXERCISE OF STOCK OPTIONS BY STOCK OPTION TRANSFEREES

            A Stock Option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option, or the earlier date on which the Stock Option terminates due to the Participant Transferor's termination of employment or service as director, as discussed below. Stock Options generally become exercisable in equal annual installments over the three-year or five-year period following the date of grant. The exercise price of the shares as to which Stock Options are exercised shall be paid to the Company at the time of exercise in cash.

            A Stock Option will be deemed exercised on the date the Lunar Corporate Secretary's office has received written notice of exercise of the Stock Option signed by the Stock Option Transferee specifying the number of shares of Common Stock with respect to the Stock Option being exercised (accompanied by a check in satisfaction of the exercise price). The Stock Option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met, (ii) the funds paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company, and (iii) the Company has received confirmation that all tax withholding obligations have been satisfied. Any required income tax withholding must be satisfied by the Stock Option Transferee as discussed below under the heading "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES".   Once the exercise is completed as described above, stock
certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or such shares shall otherwise be delivered in such manner as the person(s) entitled thereto may direct.

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE

             Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment or service status. If a Participant Transferor terminates employment or service with the Company for any reason other than death or retirement after age 60, all outstanding unexercised Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee, may be exercised during the 30-day period following the date of termination of employment or service, but only to the extent exercisable on such date and in no event after the expiration dates of such Stock Options. If a Participant Transferor terminates employment or service by reason of death or retirement after age 60, all outstanding unexercised Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee, may be exercised during the one-year period following the date of death or date of termination of employment or service, but only to the extent exercisable on such date, and in no event after the expiration dates of such Stock Options.
If a Participant Transferor dies during the 30-day period following termination of employment or service for any reason other than retirement after age 60, or if a Participant Transferor dies during the one-year period following termination of employment or service by reason of retirement after age 60, all outstanding unexercised Stock Options granted to such Participant Transferor, including those held by a Stock Option Transferee, may be exercised during the one-year period following the date of death, but only to the extent exercisable on such date, and in no event after the expiration dates of such Stock Options. The Company has no obligation to notify any Stock Option Transferee of the termination of employment of the Participant Transferor.


CHANGE IN CONTROL

            In the event of a change in control of the Company, any Stock Option not previously exercisable in full will become fully exercisable. As more fully set forth in the Plan, a change in control generally is the acquisition, subject to certain exceptions, by any person of beneficial ownership of 50% or more of the Common Stock, a change in the majority of the Board of Directors or approval by the shareholders of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of the Company unless certain conditions are satisfied.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            Prior to making a transfer of a Stock Option, a Participant should consult with his or her personal tax advisors concerning the possible federal, state and local income and other tax consequences of such a transfer. A Stock Option Transferee should consult with his or her personal tax advisors concerning the possible federal, state and local income and other tax consequences of the exercise of a Stock Option. The federal income tax consequences of a transfer to a former spouse of a Stock Option pursuant to a domestic relations order and of the exercise of the Stock Option are discussed below. State and local income tax consequences are not addressed herein.

INCOME TAX CONSEQUENCES FOR PARTICIPANT TRANSFEROR

            The Company has been advised by its tax counsel that a Participant who transfers a Stock Option to a Stock Option Transferee pursuant to a domestic relations order will not recognize income at the time of the transfer. As discussed in the following paragraph, where the Participant Transferor and the Stock Option Transferee both are domiciled in a community property state, such as Wisconsin, the Stock Option Transferee and not the Participant Transferor will recognize ordinary income at the time the Stock Option Transferee exercises the Stock Option.

INCOME TAX CONSEQUENCES FOR STOCK OPTION TRANSFEREE

            Tax counsel has also advised the Company that, where the Participant Transferor and the Stock Option Transferee are both domiciled in a community property state, such as Wisconsin, upon exercise of a Stock Option that was transferred pursuant to a domestic relations order, the Stock Option Transferee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise (which will not necessarily be equal to the price at which such shares are sold, even if sold on the same day as exercise) over the exercise price. If either the Participant Transferor or the Stock Option Transferee is not domiciled in a community property state, the Participant Transferor and Stock Option Transferee should consult their personal tax advisors. The Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Stock Option Transferee recognizes ordinary income. The Internal Revenue Service has ruled in private letter rulings that the amount required to be included in income by the Stock Option Transferee is subject to Federal Income Contributions Act (FICA) and income tax withholding.

INCOME TAX CONSEQUENCES UPON THE SUBSEQUENT SALE OF STOCK

            If shares acquired upon exercise of a Stock Option that was transferred pursuant to a domestic relations order are later sold or exchanged, then the difference between the sale price and the Stock Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (assuming that the stock is a capital asset of the taxpayer) depending upon whether the stock has been held for more than 18 months after the exercise date. The tax basis for the shares in the hands of the Stock Option Transferee would be the exercise price for the Stock Option plus the amount of income recognized by the Stock Option Transferee at the time of exercise.


                                LEGAL MATTERS

            The legality of the Securities offered hereby will be passed upon for the Company by Charles V. Sweeney, Corporate General Counsel.

                                    EXPERTS

            The consolidated financial statements and schedule of Lunar Corporation as of June 30, 1997 and 1996 and for each of the years in the three-year period ended June 30, 1997 contained in Lunar's Annual Report on Form 10-K for the year ended June 30, 1997 have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the shares of Common Stock offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information omitted from this Prospectus can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents heretofore filed with the Commission by the Company under the Exchange Act are incorporated herein by reference:

            (a) the Annual Report of the Company on Form 10-K for the year ended June 30, 1997;

            (b) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1997; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

            Copies of the above documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 313 West Beltline Highway, Madison, Wisconsin 53713 (telephone number
(608) 274-2663), Attention: Investor Relations.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

       SEC registration fee. . . . . . . . . .           1,512.16
       Legal fees and expenses . . . . . . . .          10,000.00
       Fees of accountants . . . . . . . . . .           2,000.00
                                                       ----------
                                                        13,512.16
                                                       ==========


Item 15.  Indemnification of Directors and Officers.

         Under Article IX of the Company's By-Laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person's duties to the Company and such breach or failure constituted: (I) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest,
(ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (iii) a transaction from which the director or officer derived an improper personal profit, or (iv) willful misconduct. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of an individual who is a director or officer of the Company against liability asserted against or incurred by such individual in his or her capacity as a director or officer regardless of whether the Company is required or authorized to indemnify or allow expenses to the individual against the same liability under the By-Laws.


         The Wisconsin Business Corporation Law contains provisions for mandatory indemnification of directors and officers against certain liabilities and expenses that are similar to those contained in the Company's By-Laws.
Under Section 180.0828 of the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for damages, settlements, fees, fines, penalties or other monetary liabilities arising from breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in clauses (I) through
(iv) in the preceding paragraph. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

Item 16.  Exhibits.

         A list of exhibits included as part of this Registration Statements is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

              (a) The undersigned registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 14th day of November, 1997.
                             LUNAR CORPORATION


                             By:  /s/ Richard B. Mazess
                             Richard B. Mazess, Ph.D.
                             President


                               POWER OF ATTORNEY

         KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Mazess and Robert A. Beckman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name                              Title                   Date


/s/ Richard B. Mazess             President and           November 14, 1997
Richard B. Mazess, Ph.D.          Director (Principal
                                  Executive Officer)

/s/ Robert A. Beckman             Vice President of       November 14, 1997
Robert A. Beckman                 Finance (Principal
                                  Financial and
                                  Accounting Officer)

/s/ Samuel E. Bradt               Director                November 14, 1997
Samuel E. Bradt


/s/ John W. Brown                 Director                November 3, 1997
John W. Brown


/s/ Reed Coleman                  Director                November 4, 1997
Reed Coleman


/s/ John J. McDonough             Director                November 14, 1997
John J. McDonough


/s/ Malcolm R. Powell             Director                November 3, 1997
Malcolm R. Powell, M.D.


EXHIBIT INDEX

Exhibit
Number

4.1 Articles of Amendment and Restated Articles of Incorporation of Lunar Corporation, as amended. (1) (Exhibit 3.1)

4.2   By-laws of Lunar Corporation.  (2) (Exhibit 3.2)

*5 Opinion of Charles V. Sweeney regarding the legality of the securities being registered.

*8    Opinion of Sidley & Austin regarding certain tax matters.

*23.1 Consent of KPMG Peat Marwick LLP.

*23.2 Consent of Charles V. Sweeney.  (included in Exhibit 5)

*23.3 Consent of Sidley & Austin.  (included in Exhibit 8)

*24   Powers of Attorney.  (included elsewhere herein)

*99.1 Lunar Corporation Amended and Restated Stock Option Plan.

*99.2 Form of Stock Option Agreements.

*filed herewith

(1) Incorporated by reference to exhibits filed with Registrant's Annual Report on Form 10-K for the year ended June 30, 1996 (File No. 0-18643). Parenthetical references to exhibit numbers are to the exhibit numbers on the Form 10-K.
(2) Incorporated by reference to exhibits filed with Registrant's Form 10-Q for the quarter ended December 31, 1996 (File No. 0-18643). Parenthetical references to exhibit numbers are to the exhibit numbers on the Form 10-Q.